Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-276441 and 333-256919 on Form S-3 and Registration Statement Nos. 333-256917, 333-270845 and 333-278012 on Form S-8 of our report dated March 20, 2025, relating to the financial statements of Aeva Technologies, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

San Jose, California

March 20, 2025